EXHIBIT 99.1

                                   iCAD, Inc.

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the filing of iCAD, Inc.'s (the "Company") Quarterly Report on Form 10-Q for the period ending March 31, 2003 with the Securities and Exchange Commission (the "Report"), the undersigned, W. Scott Parr, Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date: May 15, 2003                          /s/ W. Scott Parr
                                           ---------------------------------
                                           W. Scott Parr
                                           Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to iCAD, Inc. and will be retained by iCAD, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.